STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       PRIMARY (1)         FULLY DILUTED(1)
                                                                       ------------------------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
THREE MONTHS ENDED SEPTEMBER 30, 1997
-------------------------------------

Weighted average shares outstanding.......................                    11,849              N/A
Effect of dilutive common stock equivalents...............                         -
                                                                       --------------
Weighted average shares outstanding for EPS purposes......                    11,849
Net loss..................................................                   (36,222)
                                                                       --------------
Net loss per share........................................                    ($3.06)
                                                                       ==============

NINE MONTHS ENDED SEPTEMBER 30, 1997
------------------------------------

Weighted average shares outstanding.......................                    11,829              N/A
Effect of dilutive common stock equivalents...............                         -
                                                                       --------------
Weighted average shares outstanding for EPS purposes......                    11,829
Net loss..................................................                   (35,868)
                                                                       --------------
Net loss per share........................................                    ($3.03)
                                                                       ==============

(1) As the Company had a loss for the three and nine months ended September 30, 1997, the fully diluted earnings per share is not applicable.